Exhibit 10.11.1

AMENDMENT OF LEASES

This Amendment of Leases (this “Amendment”) is made as of this 17th day of December 2004 by and between One Kendall Square Associates, LLC (“Landlord”) and Genzyme Corporation (“Tenant”).

1.             BACKGROUND.

Reference is made to the following:

1.1           Building 600 Lease

•                  A lease dated December 20, 1988 by and between One Kendall Square Associates, successor-in-interest to One Kendall Realty Trust, as Lessor, with respect to premises located at Building 600/650/700, One Kendall Square, Cambridge, Massachusetts (“Building 600”), as amended and affected by those instruments referenced on Exhibit A-1 (collectively the “Building 600 Lease”).

•                  The term of the Building 600 Lease expires as of July 24, 2005.

•                  The premises (“Building 600 Premises”) presently demised under the Building 600 Lease consist of 103,760 rentable square feet, are shown on Exhibit B-1, Amendment of Leases, Sheets 1, 2 and 3, as follows:

(1)           A portion of the fourth (4th) floor of Building 600, containing 20,898 square feet

(2)           A portion of the basement level of Building 600, containing 4,914 rentable square feet

(3)           A portion of the fourth (4th) floor of Building 600, containing 14,076 rentable square feet

(4)           Portions of the fourth (4th) and fifth (5th) floors of Building 600, containing in the aggregate, 63,872 rentable square feet

•                  Tenant has the right to use 104 parking spaces in the parking garage (“Garage”) based upon its demise of the Building 600 Lease.

1.2           Building 1400 Lease.

•                  A lease dated December 20, 1988 by and between One Kendall Square Associates, successor-in-interest to One Kendall Realty Trust, as Lessor, with respect to premises located at Building 1400, One Kendall Square, Cambridge, Massachusetts (“Building 1400”), as amended and affected by those instruments referenced on Exhibit A-2 (collectively the “Building 1400 Lease”).  The Building 600 Lease and the Building 1400 Lease are sometimes collectively hereinafter referred to as the “Leases”.

•                  The term of the Building 1400 Lease expires as of July 24, 2005.

•                  The premises (“Building 1400 Premises”) presently demised under the Building 1400 Lease consist of 100,802 rentable square feet, as follows:

Suite 501:

A portion of the fifth (5th) floor of Building 1400, containing 16,556 rentable square feet, known as Suite 501, as outlined on Exhibit B-2, Sheet 5, Amendment of Leases, a copy of which is attached hereto and incorporated by reference herein.   Tenant has the right to use 16 parking spaces in the Garage based upon its demise of Suite 501.

Premises B:

Areas containing 38,320 rentable square feet, as shown on Exhibit B-2, Sheets 1, 2, 3, 4, 5, 6 and 7, Amendment of Leases, as follows:

(1)           A portion of the lower level of Building 1400, containing 3,869 square feet of space

(2)           A portion of the second (2nd) floor of Building 1400, containing 10,614 square feet of space

(3)           A portion of the third (3rd) floor of Building 1400, containing 18,604 square feet of space

(4)           A portion of the fourth (4th) floor of Building 1400, containing 5,233 square feet of space

Tenant has the right to use 39 parking spaces in the Garage based upon its demise of Premises B.

Premises C:

Areas containing 45,926 rentable square feet, as shown on Exhibit B-2, Sheets 1, 2, 3, 4, 5, 6 and 7, Amendment of Leases, as follows:

(1)           A portion of the first (1st) floor of Building 1400, containing 4,703 square feet of space

(2)           A portion of the second (2nd) floor of Building 1400, containing 3,605 square feet of space

(3)           A portion of the third (3rd) floor of Building 1400, containing 7,501 square feet of space

(4)           A portion of the fourth (4th) floor of Building 1400, containing 20,640 square feet of space

(5)           A portion of the fifth (5th) floor of Building 1400, containing 9,477 square feet of space

Tenant has the right to use 44 parking spaces in the Garage based upon its demise of Premises C, i.e., 1 parking space per 1,000 rentable square feet of Premises C (“Parking Ratio”)

1.3           Premises A.  Premises A consists of the Building 600 Premises and Suite 501.  The parties desire to extend the term of the Leases, so far as they relate to Premises A for an additional term commencing as of July 25, 2005 and expiring as of December 24, 2006.

1.4           Premises B.  The parties desire to extend the term of the Building 1400 Lease, so far as it relates to Premises B for an additional term commencing as of July 25, 2005 and expiring as of December 24, 2006.

1.5           Premises C.  Tenant desires that it be granted an option to extend the term of the Building 1400 Lease, so far is relates to Premises C (or a portion thereof) for an additional term commencing as of July 25, 2005 and expiring as of July 24, 2012.

1.6           Complex: “Complex”, as used in this Amendment of Leases, shall be defined as all of Building 600, all of Building 1400, all of the other buildings, and the Common Areas serving such buildings, all located on the land (“Land”) shown outlined on Exhibit E.

NOW THEREFORE, the parties hereby agree that the above-referenced leases, as previously amended (collectively, the “Leases”), are hereby further amended as follows:

2.                                                                                       PREMISES A

2.1           Extension of Term of Lease in respect of Premises A.  The terms of the Leases in respect of Premises A are hereby extended for an additional period commencing as of July 25, 2005 and terminating as of December 24, 2006.  Said additional term shall be upon the terms and conditions of the Leases applicable to Premises A in effect immediately preceding the commencement of such additional term (including, without limitation, Tenant’s obligation to pay Tenant’s Proportionate CAO Lot Shares, Tenant’s Proportionate Building Shares, Tenant’s Proportionate Shares of Taxes and Tenant’s obligation to pay for utilities), except as follows:

(1)           The annual Base Rent during the Premises A shall be Three Million Six Hundred Nine Thousand Four Hundred and 00/100 ($3,609,480.00) Dollars (i.e., a monthly payment of $300,790.00) based upon an annual rental rate of $30.00 per rentable square foot of Premises A), plus the annual fair rental value of Tenant’s parking spaces (i.e. 104 spaces) in respect of Premises A, as the same may be adjusted from time to time.  The parties hereby acknowledge and agree that, as of the Execution Date of this Amendment of Leases, the monthly parking rate is $20,800.00 (i.e. based upon a monthly rate of $200.00 per space per month)

(2)           In the event that any of the provisions of the Leases are inconsistent with this Amendment or the state of facts contemplated hereby, the provisions of this Amendment shall control.

2.2           Tenant’s Extension Options in respect of Premises A.

(1)           Tenant’s Options.   On the condition, which condition Landlord may waive, at its election, by written notice to Tenant at any time, that Tenant is not in material default of its covenants and obligations under the Leases beyond any applicable notice and cure period, both at the time that Tenant gives an Premises A Extension Exercise Notice, as hereinafter defined, to Landlord, and as of the commencement of the Extension Term in question, Tenant shall have the following options to extend the term of the Leases in respect of Premises A: (x) one (1) additional term (“First Extended Term”) with respect to all of Premises A of three (3) months (the First Additional Term commencing as of December 25, 2006 and expiring as of March 24, 2007), (y) if Tenant timely and properly exercises its option to extend the term of the Lease in respect of Premises A for the First Extended Term, then Tenant shall have the right to extend the term of the Leases in respect of a second additional term (“Second Extended Term”) with respect to all of Premises A of three (3) months (the Second Additional Term commencing as of March 25, 2007 and expiring as of June 24, 2007), and (z) if Tenant timely and properly exercises its option to extend the term of the Lease in respect of Premises A for both the First Extended Term and the Second Extended Term, then Tenant shall have the right to extend the term of the Building 1400 Lease with respect to Suite 501 only for an additional term (“Third Extended Term”) of five (5) years (the Third Extended Term commencing as of June 25, 2007 and expiring as of June 24, 2012.  Tenant shall have no right to extend the terms of the Leases in respect of all or a portion of Premises A, except as provided in this Section 2.2(1).

(2)           Option Exercise Procedures.   Tenant may exercise its right to extend the term of the Leases in respect of Premises A for the First Extended Term by giving written notice (“Premises A Exercise Notice”) to Landlord on or before June 24, 2006.  If Tenant has timely and properly exercised its option to extend the term of the Leases in respect of Premises A for the First Extended Term, Tenant may exercise its right to extend the term of the Leases in respect of Premises A for the Second Extended Term by giving a Premises A Exercise Notice to Landlord on or before September 24, 2006.  If Tenant has timely and properly exercises its option to extend the term of the Leases in respect of Premises A for the First Extended Term and the Second Extended Term, then Tenant may exercise its right to extend the term of the Building 1400 Lease in respect of Suite 501 only for the Third Extended Term by giving Landlord Premises A Exercise Notice on or before December 24, 2006. Tenant may, at Tenant’s sole election, exercise its option to extend the term of the Leases in respect of Premises A for the First Extended Term and the Second Extended Term simultaneously and provide Landlord with written notice thereof in a single Premises A Exercise Notice.  Tenant may exercise its right to extend the term of the Building 1400 Lease in respect of Suite 501 only for the Third Extended Term by giving Landlord Premises A Exercise Notice on or before December 24, 2006.   If Tenant fails timely to give a Premises A Exercise Notice as provided herein, Tenant shall have no further right to extend the term of the Leases in respect of any portion of Premises A, time being of the essence of Tenant’s rights under this Section 2.2.

(3)           Terms Applicable to Extended Terms.  Upon the timely giving of a Premises A Exercise Notice, the term of the Leases (or the term of the Building 1400 Lease only, as the case may be) in respect of Premises A (or with respect to Suite 501 only) shall be deemed extended for the Extended Term in question upon all of the terms and conditions of the Leases applicable to Premises A (or those terms and conditions of the Building 1400 Lease as are applicable to Suite 501, as applicable) in effect immediately preceding the commencement of such Extended Term (including, without limitation, Tenant’s obligations to pay  Tenant’s Proportionate CAO Lot Share, Tenant’s Proportionate Building Shares, Tenant’s Proportionate Shares of Taxes and Tenant’s obligation to pay for utilities), except as follows:

(a)           First Extended Term Base Rent.  The annual Base Rent payable by Tenant in respect of Premises A for the First Extended Term shall be $300,790.00 per month (i.e., based upon an annual rental rate of $30.00 per rentable square foot of Premises A); plus the fair rental value of Tenant’s parking spaces in respect of Premises A in the parking garage as reasonably determined by Landlord.

(b)           Second Extended Term Base Rent.  The annual Base Rent payable by Tenant in respect of Premises A for the Second Extended Term shall be $313,323.00 per month (i.e., based upon annual rental rate of $31.25 per rentable square foot in respect of Premises A); plus the fair rental value of Tenant’s parking spaces in respect of Premises A in the parking garage as reasonably determined by Landlord.

(c)           Third Extended Term Base Rent.  The annual Base Rent payable by Tenant in respect of Suite 501 during the Suite 501 Additional Extension Term shall be Four Hundred Ninety-Six Thousand Six Hundred Eighty and 00/100 ($496,680.00) Dollars (i.e., $41,390.00 per month), based upon an annual rental rate of $30.00 per rentable square foot in respect of Suite 501; plus the fair rental value of Tenant’s parking spaces in respect of Suite 501 in the parking garage as reasonably determined by Landlord.

(4)           Independent Options.  Tenant’s extension option under this Section 2.2 with respect to Premises A is independent of Tenant’s extension option with respect to

Premises B, as set forth in Section 3.2, and is independent of Tenant’s extension option with respect to Premises C, as set forth in Section 5.

(5)           Confirmatory Amendment to Leases.  Notwithstanding the fact that upon Tenant’s exercise of any of its options to extend the term of the Leases in respect of Premises A, such extension shall be self-executing, as aforesaid, the parties shall promptly execute a lease amendment reflecting the exercise of such option.  The execution of such lease amendment shall not be deemed to waive any of the conditions to Tenant’s exercise of its rights under this Section 2.2, unless otherwise specifically provided in such lease amendment.

3.                                                                                       PREMISES B

3.1           Extension of Term of Lease in respect of Premises B.  The term of the Building 1400 Lease in respect of Premises B is hereby extended for an additional period commencing as of July 25, 2005 and terminating as of December 24, 2006.  Said additional term shall be upon the terms and conditions of the Lease in effect immediately preceding the commencement of such additional term (including, without limitation, Tenant’s obligation to pay Tenant’s Proportionate CAO Lot Shares, Tenant’s Proportionate Building Shares, Tenant’s Proportionate Shares of Taxes and Tenant’s obligation to pay for utilities), except as follows:

(1)           The annual Base Rent during the Premises B shall be Nine Hundred Fifty-Eight Thousand and 00/100 ($958,000.00) Dollars (i.e., a monthly payment of $79,833.33), based upon an annual rental rate of  $25.00 per rentable square foot of Premises B, plus the annual fair rental value of Tenant’s parking spaces (i.e. 39 spaces) in respect of Premises B, as the same may be adjusted from time to time.  The parties hereby acknowledge and agree that, as of the Execution Date of this Amendment of Leases, the monthly parking rate is $7,800.00 (i.e. based upon a monthly rate of $200.00 per space per month).

(2)           In the event that any of the provisions of the Building 1400 Lease are inconsistent with this Amendment or the state of facts contemplated hereby, the provisions of this Amendment shall control.

3.2           Tenant’s Extension Options in respect of Premises B.

(1)           Tenant’s Options.   On the condition, which condition Landlord may waive, at its election, by written notice to Tenant at any time, that Tenant is not in material default of its covenants and obligations under the Leases beyond any applicable notice and cure period, both at the time that Tenant gives an Premises B Extension Exercise Notice, as hereinafter defined, to Landlord, and as of the commencement of the Extension Term in question, Tenant shall have the following option to extend the term of the Building 1400 Lease in respect of Premises B only: (x) the First Extended Term, as defined in Section 2.2(1) above, (y) if Tenant timely and properly exercises its option to extend the term of the Building 1400 Lease in respect of Premises B for the First Extended Term, then Tenant shall have the right to extend the term of the Building 1400 Lease in respect of Premises B for the Second Extended Term, as defined in Section 2.2(1) above, and (z) if Tenant timely and properly exercises its option to extend the term of the Building 1400 Lease in respect of Premises B for both the First Extended Term and the Second Extended Term, then Tenant shall have the right to extend the term of the Building 1400 Lease with respect to Premises B for the Third Extended Term, as defined in Section 2.2(1) above. Tenant shall have no right to extend the term of the Building 1400 Lease in respect of Premises B, except as provided in this Section 3.2(1).

(2)           Option Exercise Procedures.   Tenant may exercise its right to extend the term of the Building 1400 Lease in respect of Premises B for the First Extended Term by giving Landlord written notice (“Premises B Exercise Notice”) to Landlord on or before June 24, 2006.  If Tenant has timely and properly exercised its option to extend the term of the Building 1400 Lease in respect of Premises B for the First Extended Term, Tenant may exercise its right to extend the term of the Building 1400 Lease in respect of Premises B for the Second Extended Term by giving a Premises B Exercise Notice to Landlord on or before September 24, 2006.  If Tenant has timely and properly exercises its option to extend the term of the Building 1400 Lease in respect of Premises B for the First Extended Term and the Second Extended Term, then Tenant may exercise its right to extend the term of the Building 1400 Lease in respect of Premises B for the Third Extended Term by giving Landlord Premises B Exercise Notice on or before December 24, 2006.  Tenant may, at Tenant’s sole election, exercise its option to extend the term of the Leases in respect of Premises B for the First Extended Term and the Second Extended Term simultaneously and provide Landlord with written notice thereof in a single Premises B Exercise Notice.  If Tenant fails timely to give a Premises B Exercise Notice as provided herein, Tenant shall have no further right to extend the term of the Leases in respect of any portion of Premises B, time being of the essence of Tenant’s rights under this Section 3.2.

(3)           Terms Applicable to Extended Terms.  Upon the timely giving of a Premises B Exercise Notice, the term of the Building 1400 Lease in respect of Premises B shall be deemed extended for the Extended Term in question upon all of the terms and conditions of the Building 1400 Lease applicable to Premises B in effect immediately preceding the commencement of such Extended Term (including, without limitation, Tenant’s obligations to pay Tenant’s Proportionate CAO Lot Share, Tenant’s Proportionate Building Shares, Tenant’s Proportionate Shares of Taxes and Tenant’s obligation to pay for utilities), except as follows:

(a)           First Extended Term Base Rent.  The annual Base Rent payable by Tenant in respect of Premises B for the First Extended Term shall be $79,833.33 per month (i.e., based upon an annual rental rate of $25.00 per rentable square foot of Premises B); plus the fair rental value of Tenant’s parking spaces in respect of Premises B in the parking garage as reasonably determined by Landlord.

(b)           Second Extended Term Base Rent.  The annual Base Rent payable by Tenant in respect of Premises B for the Second Extended Term shall be $79,833.33 per month (i.e., based upon an annual rental rate of $25.00 per rentable square foot of Premises B); plus the fair rental value of Tenant’s parking spaces in respect of Premises B in the parking garage as reasonably determined by Landlord.

(c)           Third Extended Term Base Rent.  The annual Base Rent payable by Tenant in respect of Premises B during the Third Extension Term shall be as follows:

•                  For the period from June 25, 2007 through June 24, 2010, the Base Rent payable in respect of Premises B shall be $79,833.33 per month (i.e. based upon an annual rental rate of $25.00 per rentable square foot of Premises B); plus the fair rental value of Tenant’s parking spaces in respect of Premises B in the parking garage as reasonably determined by Landlord.

•                  For the period from June 25, 2010 through June 24, 2012, the Base Rent payable in respect of Premises B shall be $87,816.67 per month (i.e. based upon an annual rental rate of $27.50 per rentable square foot of Premises B); plus the fair rental value of Tenant’s parking spaces in respect of Premises B in the parking garage as reasonably determined by Landlord.

(4)           Independent Options.  Tenant’s extension option under this Section 3.2 with respect to Premises B is independent of Tenant’s extension option with respect to Premises A, as set forth in Section 2.2, and is independent of Tenant’s extension option with respect to Premises C, as set forth in Section 5.

(5)           Confirmatory Amendment to Building 1400 Lease.  Notwithstanding the fact that upon Tenant’s exercise of any of its options to extend the term of the Building 1400 Lease in respect of Premises B, such extension shall be self-executing, as aforesaid, the parties shall promptly execute a lease amendment reflecting the exercise of such option.  The execution of such lease amendment shall not be deemed to waive any of the conditions to Tenant’s exercise of its rights under this Section 3.2, unless otherwise specifically provided in such lease amendment.

(6)           Tenant’s Right to Terminate Building 1400 Lease in respect of Premises B as of June 24, 2010

(a)           Early Termination Option.  If Tenant timely and properly exercises its right to extend the term of the Building 1400 Lease in respect of Premises B for the Third Extended Term, then, on the conditions (which conditions Landlord may waive by written notice to Tenant at any time) that Tenant is not in material default of its covenants and obligations under the Building 1400 Lease, both at the time that Tenant gives Tenant’s Premises B Termination Notice, as hereinafter defined, and as of the Premises B Effective Termination Date, as hereinafter defined, then Tenant shall have the right (“Premises B Termination Right”) to terminate the term of the Building 1400 Lease in respect of Premises B as of June 24, 2010 (“Premises B Effective Termination Date”).

(b)           Exercise Procedures.  Tenant may exercise its early termination right under this Section 3.2(6) by giving Landlord written notice (“Premises B Termination Notice”) on or before June 24, 2009 and by paying to Landlord the Premises B Termination Fee, as hereinafter defined, on or before March 25, 2010.  If Tenant timely and properly exercises its Premises B Termination Right and pays to Landlord the Premises B Termination Fee, then the term of the Building 1400 Lease in respect of Premises B shall automatically terminate as of the Premises B Effective Termination Date, and annual Base Rent and other charges in respect of Premises B shall be apportioned as of said Premises B Effective Termination Date.  If Tenant fails timely to give the Premises B Termination Notice, then Tenant shall have no further right to terminate the Building 1400 Lease pursuant to this Section 3.2(6), time being of the essence of this Section 3.2(6).  It is the intention of Landlord and Tenant to avoid forfeiture of Tenant’s right to terminate the Building 1400 Lease based upon Tenant’s inadvertent failure to pay the Premises B Termination Fee on a timely basis.  Accordingly, if Tenant timely gives the Premises B Termination Notice, but Tenant does not timely pay the Premises B Termination Fee, then the time to pay the Premises B Termination Fee shall be deemed extended for an additional period commencing on the last day on which the Premises B Termination Fee may be timely given as set forth above and ending fifteen (15) days after the date Landlord gives Tenant written notice of Tenant’s failure to pay the Premises B Termination Fee.  If Tenant fails to pay the Premises B Termination Fee within such fifteen (15) day period, then, at Landlord’s election, either: (i) Tenant’s exercise shall be valid, in which event Tenant’s failure to pay the Premises B Termination Payment shall be deemed to be a default by Tenant in its obligations under the Building 1400 Lease, or (ii) Tenant’s exercise shall be void and without further force or effect, in which event Tenant shall have no further right to terminate the Building 1400 Lease in respect of Premises B effective as of June 24, 2010.

(c)           Definition of Premises B Termination Fee.  For the purposes hereof, the “Premises B Termination Fee” shall be the sum of: (i) $114,960.00, plus (ii) the amount (if any) of the First Refusal Space Termination Fee, as hereinafter defined, provided however, that there shall be no First Refusal Space Termination Fee payable by Tenant with respect to any First Refusal Space unless Tenant exercises its right, pursuant to Section 3.3, to lease such First Refusal Space.  The “First Refusal Space Termination Fee” shall be defined as the Unamortized Portion, as hereinafter defined, of First Refusal Space Transaction Costs, as hereinafter defined.   The “Unamortized Portion” shall be calculated, with respect to each First Refusal Space, by amortizing the First Refusal Space Transaction Costs incurred by Landlord with respect to such First Refusal Space, on a straight-time basis, over the period commencing as of the rent commencement date in respect of such First Refusal Space and expiring as of June 24, 2012.  For the purposes hereof, “First Refusal Space Transaction Costs”, with respect to a First Refusal Space shall be equal to the sum of all costs and expenses incurred by Landlord in connection with Landlord’s demise of such Refusal Space to Tenant, including without limitation:

•                  Brokerage commissions; and

•                  The costs of Landlord’s Work (if any) described in Section 3.3(6) below in respect of such First Refusal Space.

Landlord shall, upon written request of Tenant, promptly after Landlord’s Premises B Transaction Costs have been determined, provide to Tenant verification of such costs.

3.3           Rights of First Refusal. Tenant shall, during the term of the Building 1400 Lease in respect of Premises B and any extension terms thereof, have the following rights of first refusal (the “Rights of First Refusal”): (x) with respect to approximately 3,535 rentable square feet of space known as Suite No. 103 on the loading dock space of Building 1400, shown on the demising plan attached hereto as Exhibit B-2, Sheet 1 (“Loading Dock First Refusal Space”), and (y) approximately 10,396 rentable square feet of space known as Suite No. 201 on the second (2nd) floor of Building 1400, shown on the demising plan attached hereto as Exhibit B-2, Sheet 4 (the “Microbia First Refusal Space”).  Each of the Loading Dock First Refusal Space and the Microbia First Refusal Space is hereinafter referred to as a “First Refusal Space”.

(1)           Procedures for Exercising Rights of First Refusal.  Tenant’s Rights of First Refusal shall be exercised as follows: when Landlord has a prospective tenant, other than the existing tenant in the First Refusal Space, (the “Prospect”) interested in leasing the First Refusal Space, Landlord shall advise Tenant in writing (the “Advice”) of the terms under which Landlord is prepared to lease the First Refusal Space to such Prospect and Tenant may lease the First Refusal Space, under such terms, by providing Landlord with written notice of exercise (the “Notice of Exercise”) within ten (10) business days after the date Tenant receives from Landlord the Advice, except that Tenant shall have no such Right of First Refusal and Landlord need not provide Tenant with an Advice if:

(a)           Tenant is in material default under the Building 1400 Lease beyond any applicable cure periods at the time that Landlord would otherwise deliver the Advice; or

(b)           Premises B, or any portion thereof, is sublet at the time Landlord would otherwise deliver the Advice; or

(c)           the entire Building 1400 Lease has been assigned to a third party, excluding affiliates of Tenant, prior to the date Landlord would otherwise deliver the Advice; or

(d)           the First Refusal Space is not intended for the exclusive use of Tenant or affiliates of Tenant during the term of the Lease; or

(e)           the Tenant is not occupying at least fifty (50%) percent of the rentable floor area of Premises B on the date Landlord would otherwise deliver the Advice.

(2)                                  Terms for First Refusal Space.

(a)           The term for the First Refusal Space shall commence upon the commencement date stated in the Advice and thereupon such First Refusal Space shall be considered a part of the Premises, provided that all of the terms stated in the Advice, including the termination date set forth in the Advice, shall govern Tenant’s leasing of the First Refusal Space and only to the extent that they do not conflict with the Advice, the terms and conditions of the Lease shall apply to the First Refusal Space.  Tenant shall pay Base Rent and escalation charges for the First Refusal Space in accordance with the terms and conditions of the Advice.

(b)           The First Refusal Space (including improvements and personalty, if any) shall be accepted by Tenant in its condition and as-built configuration existing on the earlier of the date Tenant takes possession of the First Refusal Space or the date the term for such First Refusal Space commences, unless the Advice specifies work to be performed by Landlord in the First Refusal Space, in which case Landlord shall perform such work in the First Refusal Space.  If Landlord is delayed delivering possession of the First Refusal Space due to the holdover or unlawful possession of such space by any party, Landlord shall use reasonable efforts to obtain possession of the space, and the commencement of the term for the First Refusal Space shall be postponed until the date Landlord delivers possession of the First Refusal Space to Tenant free from occupancy by any party.  In the event Landlord is delayed in delivering possession to Tenant for a period of sixty (60) days or more (except that such period shall be ninety (90) days or more if the reason for delay in delivery is the hold over in the First Refusal Space in question by the prior tenant of such space), then Tenant may at any time thereafter, at Tenant’s sole election and upon written notice to Landlord, rescind Tenant’s exercise of its First Refusal Rights, and thereafter Tenant shall have no obligation with respect to the First Refusal Space and any Refusal Space Amendment (as defined below) entered into by Landlord and Tenant shall be automatically void and of no further force or effect.

(3)           Termination of First Right of First Refusal.  The rights of Tenant hereunder with respect to each First Refusal Space shall terminate on the earlier to occur of: (i) Tenant’s failure to exercise its Right of First Refusal with respect to such First Refusal Space within the ten (10) business day period provided in Section 3.3(1) above; and (ii) the date Landlord would have provided Tenant an Advice if Tenant had not been in violation of one or more of the conditions set forth in Section 3.3(1) above, and Landlord shall be free to enter into a lease of the First Refusal Space with a third party on terms and conditions, including but not limited to, rent, term of the lease, tenant allowance, the premises leased, which are not materially different than those which are set forth in the Advice; provided however, that if the rights of Tenant with respect to a First Refusal Space terminated hereunder based upon Tenant’s failure to timely exercise its Right of First Refusal, and if Landlord is unable to enter into a lease with the Prospect on terms and conditions which are materially the same as the terms and conditions described in the Advice given by Landlord to Tenant with respect to such First Refusal Space, then Landlord shall deliver to Tenant a new Advice with respect to such First Refusal Space, and Tenant shall again have a Right of First Refusal with respect to such First Refusal Space in accordance with this Section 3.3.

(4)           First Refusal Space Amendment.   If Tenant exercises its First Right of First Refusal, Landlord shall prepare an amendment to the Building 1400 Lease (the “Refusal Space Amendment”) adding the First Refusal Space to Premises B on the terms set forth in the Advice and reflecting the changes in the Base Rent, Rentable Square Footage of Premises B, Tenant’s Proportionate Share and other appropriate terms.  A copy of the First Refusal Space Amendment shall be sent to Tenant within a reasonable time after Landlord’s receipt of the Notice of Exercise executed by Tenant, and Landlord and Tenant shall use reasonably efforts to enter into a First Refusal Space Amendment to Landlord within thirty (30) days thereafter.

(5)           Subordination.  Notwithstanding anything herein to the contrary, Tenant’s First Right of First Refusal is subject and subordinate to the renewal or extension rights of any tenant leasing all or any portion of the First Refusal Space.

(6)           Landlord’s Work if Tenant Exercises Rights of First Refusal.

(a)           Loading Dock First Refusal Space.  Provided Tenant timely and properly exercises its Right of First Refusal with respect to the Loading Dock First Refusal Space, pursuant to this Section 3.3, and provided further that there are four (4) or more years remaining during the then current term of the Building 1400 Lease in respect of Premises B, then Landlord shall, at Landlord’s cost, perform the following work (“Landlord’s Work”) in the Loading Dock First Refusal Space:

(i)                                     Install a scissor lift;

(ii)                                  Install secure overhead doors, of framed or masonry construction, so the loading dock area is not exposed to weather;

(iii)                               Install overhead lighting in the existing loading dock area for a minimum of 70 footcandles inside and outside the loading dock area;

 (iv)                           Enclose the existing loading dock area so that Tenant’s distribution personnel are not exposed to the weather; and

(v)                                 Provide Tenant with a secure and segregated holding area off of the existing loading dock that is large enough to store five (5) pallets at any one time and has sufficient lay down and sorting space for incoming and outgoing finished goods.

Such Landlord’s Work shall be performed on or before the commencement date in respect of the Loading Dock First Refusal Space and shall be performed in accordance with the provisions of the Building 1400 Lease, including without limitation, Section 11 of the Building 1400 Lease.

(b)           Microbia First Refusal Space.  Provided Tenant timely and properly exercises its Right of First Refusal with respect to the Microbia First Refusal Space, pursuant to this Section 3.3, and provided further that there are four (4) or more years remaining during the then current term of the Building 1400 Lease in respect of Premises B, then Landlord shall, at Landlord’s cost, perform the following work (“Landlord’s Work”) in the Microbia First Refusal Space:

(i)                                     Segregate the first (1st) and second (2nd) floor mechanical systems that are presently tied together;

(ii)                                  Widen the passageway adjacent to the freight elevator on the second (2nd) floor so the such corridor is six feet wide.  Landlord shall pay for the first $10,000.00 of such work, and the parties shall equally share any cost of widening such corridor in excess of $10,000.00

(iii)                             Upgrade the physical condition and appearance of the second (2nd) floor elevator lobby area reference in Exhibit B-2, Sheet 4 to the current building standard and condition as the 1st floor West elevator lobby in the 1400 Building.

Such Landlord’s Work shall be performed on or before the commencement date in respect of the Microbia First Refusal Space and shall be performed in accordance with the provisions of the Building 1400 Lease, including without limitation, Section 11 of the Building 1400 Lease.

(c)           All of Landlord’s Work shall be performed in a good and workmanlike manner, using new and good materials in accordance with plans and specifications mutually agreed upon by Landlord and Tenant in the applicable Refusal Space Amendment.  The parties shall work in good faith to agree upon mutually acceptable plans and specifications for such Landlord’s Work.

(7)           Independent Rights.  Tenant’s Right of First Refusal with respect to the Loading Dock First Refusal Space and Tenant’s Right of First Refusal with respect to the Microbia First Refusal are independent rights and are not contingent or conditioned upon one another.  Furthermore, Tenant’s Rights of First Refusal are independent of Tenant’s extension options and termination rights set forth in this Amendment.

4.             RENT REDUCTION IN RESPECT OF PREMISES C FOR BALANCE OF CURRENT TERM; LANDLORD’S EARLY TERMINATION RIGHT AS TO PREMISES C

4.1           Base Rent Reduction in respect of the Period April 1, 2005 through July 24, 2005.  In consideration of Tenant’s agreements herein contained, the Base Rent payable by Tenant in respect of Premises C for the period from April 1, 2005 through the balance of the current term of the Building 1400 Lease (i.e. through July 24, 2005) shall (subject to further possible reduction in accordance with Section 4.2 below) be reduced from $85,457.17 per month to $46,976.00 per month (i.e. $12.00 per rentable square foot of rentable floor of Premises C.

4.2           Landlord’s Early Termination Right as to Premises C.  If Tenant does not timely exercise its right to extend the term of the Building 1400 Lease for the First Premises C Extended Term in respect of the Premises C Extended Term Portion, as set forth in Section 5 below and Tenant is not then in occupancy of any or all of Premises C, then Landlord shall have the right to market all or any portion of Premises C for lease to third parties from and after January 1, 2005, and Landlord shall have the right, at Landlord’s sole election, to terminate the term of the Building 1400 Lease in respect of all or any portion or portions of Premises C (“Terminated Portions”) prior to July 24, 2005, as follows.  Landlord may exercise such election by giving Tenant a written notice (“Premises C Termination Notice”) at any time after Landlord enters into a lease (“New Lease”) with a third party for any Terminated Portion.  If Landlord gives any Premises C Termination Notice, then the term of the Building 1400 Lease shall automatically terminate with respect to the applicable Terminated Portion and Tenant shall be relieved of all obligations with respect thereto (except as provided in the subsequent sentence and except for those obligations which are intended to survive the termination of the Lease, e.g. with respect to the true-up of Operating Costs and Taxes and indemnity obligations) effective as of a date specified in the applicable Premises C Termination Notice (the “Termination Date”), which Termination Date shall not be earlier than the date fourteen (14) days after Tenant receives such Premises C Termination Notice.  If Landlord exercises is right to terminate the term of the Building 1400 Lease in respect of any Terminated Portion, Tenant shall, notwithstanding such early termination of the Building 1400 Lease with respect to such Terminated Portion, continue to pay Base Rent and all other charges due under the Building 1400 Lease in respect of such Terminated Portion as if the term of the Building 1400 Lease did not terminate until July 24, 2005, except that, from and after the Termination Date, the amount of Base Rent payable by Tenant in respect of such Terminated Portion shall be reduced by fifty (50%) percent.

5.             TENANT’S EXTENSION OPTIONS IN RESPECT OF PREMISES C

5.1           Tenant’s Options.  On the condition, which condition Landlord may waive, at its election, by written notice to Tenant at any time, that Tenant is not in material default of its covenants and obligations under the Building 1400 Lease beyond any applicable notice and cure period, both at the time that Tenant gives a Premises C Exercise Notice, as hereinafter defined, to Landlord, and as of the commencement of the applicable Premises C Extension Term, as hereinafter defined, Tenant shall have the options (“Premises C Extension Options”) to extend the term of the Building 1400 Lease as follows: (x) in respect of all or a portion of Premises C (“Premises C Extended Term Portion”), as set forth in Section 5.3, for one (1) additional term (“First Premises C Extended Term”) of seven (7) years, commencing as of July 25, 2005 and expiring as of July 24, 2012, and (y) provided that Tenant exercises its right to extend the term of the Building 1400 Lease for the First Premises C Extended Term and Tenant does not exercise its early termination right with respect to the Premises C Extended Term Portion, as set forth in Section 5.5, Tenant shall have the right to extend the term of the Building 1400 Lease with respect to the Premises C Extended Term Portion for one (1) additional term (“Second Premises C Extended Term”) of five years, commencing as of July 25, 2012 and expiring as of July 24, 2017.  Tenant shall have no right to extend the term of the Building 1400 Lease in respect of Premises C, except as provided in this Section 5.1(1).

5.2           Option Exercise Procedures.  Tenant may exercise its Premises C Extension Option with respect to the First Premises C Extension Term by giving Landlord written notice (“Premises C Exercise Notice”) to Landlord on or before December 31, 2004.  If Tenant timely and properly exercises its option to extend the term of the Building 1400 Lease with respect to the Premises C Extended Term Portion for the First Premises C Extension Term, then Tenant may exercises its right to extend the term of the Building 1400 Lease in respect of the Second Premises C Extended Term by giving Landlord a written Premises C Exercise Notice on or before November 25, 2011; provided, however, in the event Landlord fails to deliver to Tenant a written statement of Landlord’s reasonable, good faith estimate of the Fair Market Rental Value for Premises C on or before October 25, 2011, then the date on which the Premises C Exercise Notice for the Second Premises C Extended Term is due shall be extended for an additional period commencing on the November 25, 2011 and ending thirty (30) days after the date Landlord delivers to Tenant the written statement of Landlord’s reasonable, good faith estimate of the Fair Market Rental Value for Premises C.  If Tenant fails to timely give a Premises C Exercise Notice, Tenant shall have no further right to extend the term of the Lease in respect of Premises C, time being of the essence of Tenant’s rights under this Section 5.  Upon the timely giving of the Premises C Exercise Notice, the term of the Lease in respect of the Premises C Extended Term Portion shall be deemed extended for the applicable Premises C Extended Term upon all of the terms and conditions of the Building 1400 Lease applicable to the Premises C Extended Term Portion in effect immediately preceding the commencement of the Premises C Extended Term, except as hereinafter set forth.

5.3           Premises C Extended Term Portion.  Tenant shall designate the size of the Premises C Extended Term Portion in the Premises C Exercise Notice, subject to Landlord’s approval, which approval shall not be unreasonably withheld based upon the whether both the Premises C Extended Term Portion and the balance of Premises C are each of marketable configuration with a proportionate amount of fenestration; provided however, that: (x) the Premises C Extended Term Portion shall have both stairway and elevator access; (y) in no event shall the Premises C Extended Term Portion contain less than 35,232 rentable square feet; and (z) if Tenant fails to advise Landlord in the Premises C Exercise Notice of the size and the exact location of the Premises C Extended Term Portion, then Tenant shall be deemed to have elected that the Premises C Extended Term Portion consists of the entirety of Premises C.  If Tenant elects that the Premises C Extended Term Portion shall consist of less than the entirety of Premises C but Tenant fails to identify the exact location of the Premises C Extended Term Portion in the Premises C Exercise Notice, then Landlord may, by written notice given to Tenant on or before January 15, 2005 identifying the exact location of the Premises C Extended Term Portion.  At Tenant’s sole cost and expense, Tenant shall, on or before July 25, 2005, perform such work as is reasonably necessary to separately demise the Premises C Extended Term Portion and to allow the remaining portion of Premises C to be used as an independent premises (including, without limitation, construction of building standard demising walls, 50% of the cost of the construction of building standard common elevator lobbies, installation of separate metering serving the remaining portion of Premises C, and separating of Building systems).  All such work shall be performed by Tenant in accordance with the provisions of the Building 1400 Lease.  Without limiting the foregoing, such work shall be performed in good and workmanlike manner, and in compliance with all applicable laws, ordinances and regulations.  The Parking Ratio applicable to the Premises C Extended Term Portion shall be one parking space per 1,000 rentable square feet of the Premises C Extended Term Portion.

5.4           Terms Applicable to Premises C Extended Term

(1)           Base Rental.

(a)           First Premises C Extended Term.  Subject to Section 5.4(b), the Base Rental payable in respect of Premises C Extended Term Portion during the Premises C Extended Term shall be as follows:

•                  For the period July 25, 2005 through July 24, 2007, the Base Rent payable in respect of Premises C Extended Term Portion shall be based upon an annual rental rate of $21.00 per rentable square foot of the Premises C Extended Term Portion; plus the fair rental value of Tenant’s parking spaces in respect of Premises  in the parking garage as reasonably determined by Landlord

•                  For the period from July 25, 2007 through July 24, 2010, the Base Rent payable in respect of the Premises C Extended Term Portion shall be based upon an annual rental rate of $22.00 per rentable square foot of the Premises C Extended Term Portion

•                  For the period from July 25, 2010 through July 24, 2012, the Base Rent payable in respect of the Premises C Extended Term Portion shall be based upon an annual rental rate of $23.00 per rentable square foot of the Premises C Extended Term Portion

(b)           Second Premises C Extended Term. The Base Rent during the Second Premises C Extended Term shall be based upon ninety-five (95%) percent of the Fair Market Rental Value, as defined in Section 5.6, as of July 25, 2012, provided however, that in no event shall the sum of Base Rent, Operating Expense Excess, as hereinafter defined, and Tax Excess, as hereinafter defined, payable by Tenant in respect of the Premises C Extended Term Portion for any twelve-(12)- month period during the Premises C Additional Extension Term be less than the sum of Base Rent, Operating Expense Excess and Tax Excess payable by Tenant in respect of the Premises C Extended Term Portion for the twelve-(12)-month period immediately preceding the commencement of the Premises C Additional Extension Term.

(c)           Rent Abatement Periods.   Tenant shall have no obligation to pay Base Rent in respect of the Premises C Extended Term Portion for the following periods during the Premises C Extended Term: (i) July 25, 2005 — August 24, 2005; (ii) July 25, 2006 — August 24, 2006; (iii) July 25, 2007 — August 24, 2007; and (iv) July 25, 2008 — August 24, 2008.

(2)           Operating Expenses.   Reference is made to the fact that, pursuant to Sections 5.1 and 5.2 of the Building 1400 Lease, Tenant is required to pay, for each calendar year during the term of the Building 1400 Lease, and in respect of all premises demised to Tenant (including the Premises C Extended Term Portion): (i)  Lessee’s Proportionate Share of CAO Lot Share of all costs and expenses incurred by Landlord in connection with the maintenance, repair, upkeep and cleaning of common areas and facilities of the Lot, as defined in said Section 5.1 (“Tenant’s Common Area Operating Expense Share”), and (ii) Lessee’s Proportionate Building share of operating expenses attributable to the Building (“Tenant’s Building Operating Expense Share”).  The parties hereby agree that if Tenant exercises its right to extend the term of the Building 1400 Lease in respect of the Premises C Extended Term Portion for the First Premises C Extended Term, then:

(a)           Apportionment of Tenant’s Common Area Operating Expense Share and Tenant’s Building Operating Expense Share in respect of Premises C for the Period Prior to July 24, 2005.   Tenant’s obligation to pay Tenant’s Common Area Operating Expense Share and Tenant’s Building Operating Expense Share in respect of Premises C for the period from January 1, 2005 through July 24, 2005 shall be apportioned based upon the actual amount of Tenant’s Common Area Operating Expense Share and Tenant’s Building Operating Expense Share in respect of Premises C multiplied by a fraction, the numerator of which shall be 205 days and the denominator of which shall be 365 days.

(b)           First Premises C Extended Term.  With respect to the First Premises C Extended Term, in lieu of paying Tenant’s Common Area Operating Expense Share and Tenant’s Building Operating Expense Share, Tenant shall, (i) for the period from July 25,

2005 through December 31, 2005, be relieved of any obligation to pay Tenant’s Common Areas Operating Expense Share and Tenant’s Building Operating Expense Share in respect of Premises C, and (ii) commencing as of January 1, 2006 and continuing with respect to each calendar year thereafter during the First Premises C Extended Term, pay to Landlord the amount (“Operating Expense Excess”), if any, by which the sum of Tenant’s Common Area Operating Expense Share and Tenant’s Building Operating Expense Share for such calendar year exceeds the amount (“Operating Expense Base”) of Tenant’s Common Area Operating Expense Share and Tenant’s Building Operating Expense Share payable for calendar year 2005 (“Operating Expense Base Year”).  Operating Expense Excess shall be payable at the same time, and in the same manner that Tenant’s Common Area Operating Expense Share and Tenant’s Building Operating Expense Share are paid by Tenant.  Operating Expense Excess payable with respect to the calendar year in which the First Premises C Extended Term terminates shall be apportioned based upon the portion of such calendar year which occurs during the First Premises C Extended Term.

(c)           Second Premises C Extended Term. With respect to the Second Premises C Extended Term, in lieu of paying Tenant’s Common Area Operating Expense Share and Tenant’s Building Operating Expense Share, Tenant shall, commencing as of January 1, 2013 and continuing with respect to each calendar year thereafter during the Second Premises C Extended Term, pay Operating Expense Excess to Landlord, except that the Operating Expense Base shall be based upon an Operating Expense Base Year of calendar year 2012.  Operating Expense Excess payable with respect to the calendar year in which the Second Premises C Extended Term terminates shall be apportioned based upon the portion of such calendar year which occurs during the Second Premises C Extended Term.

(3)           Tax Excess.  Reference is made to the fact that, pursuant to Section 5.4.2 of the Building 1400 Lease, Tenant is required to pay, for each calendar year during the term of the Building 1400 Lease, and in respect of all premises demised to Tenant (including the Premises C Extended Term Portion): (i)  Lessee’s Proportionate CAO Lot Share of Taxes attributable to the Building (“Tenant’s Common Area Tax Share”), and (ii) Lessee’s Proportionate Building share of Taxes attributable to the Building (“Tenant’s Building Tax Share”).  The parties hereby agree that if Tenant exercises its right to extend the term of the Building 1400 Lease in respect of the Premises C Extended Term Portion for the First Premises C Extended Term, then:

(a)           Apportionment of Tenant’s Common Area Tax Share and Tenant’s Building Tax Share in respect of Premises C for the Tax Fiscal Year Prior to July 24, 2005.   Tenant’s obligation to pay Tenant’s Common Area Tax Share and Tenant’s Building Tax Share in respect of Premises C for the period from July 1, 2005 through July 24, 2005 shall be apportioned based the actual amount of Tenant’s Common Area Tax Share and Tenant’s Building Tax Share in respect of Premises C for fiscal tax year 2006 (i.e., July 1, 2005-June 30, 2006), multiplied by a fraction, the numerator of which shall be 24 days and the denominator of which shall be 365 days.

(b)           First Premises C Extended Term.  With respect to the First Premises C Extended Term, in lieu of paying Tenant’s Common Area Tax Share and Tenant’s Building Tax Share, Tenant shall (i) for the period from July 25, 2005 through December 31, 2005, be relieved of any obligation to pay Tenant’s Common Areas Operating Expense Share and Tenant’s Building Operating Expense Share in respect of Premises C, and (ii) commencing as of July 1, 2006 and continuing with respect to each fiscal tax year thereafter during the First Premises C Extended Term, pay to Landlord the amount (“Tax Excess”), if any, by which the sum of Tenant’s Common Area Tax Share and Tenant’s Building Tax Share for such fiscal tax year exceeds the amount (“Tax Base”) of Tenant’s Common Area Tax Share and Tenant’s Building Tax Share payable for fiscal tax year 2006 (“Tax Base Year”).  Tax Excess shall be payable at the same time, and in the same manner that Tenant’s Common Area Tax Share and Tenant’s Building Tax Share are paid by Tenant. Tax Excess payable with respect to the fiscal tax year in which the First Premises C Extended Term terminates shall be apportioned based upon the portion of such fiscal tax year which occurs during the First Premises C Extended Term.

(c)           Second Premises C Extended Term. With respect to the Second Premises C Extended Term, in lieu of paying Tenant’s Common Area Tax Share and Tenant’s Building Tax Share, Tenant shall, commencing as of July 1, 2013 and continuing with respect to each fiscal tax year thereafter during the Second Premises C Extended Term, pay Tax Excess to Landlord, except that the Tax Base shall be based upon the Tax Base Year of fiscal tax year 2013 (i.e. July 1, 2012-June 30, 2013).  Tax Excess payable with respect to the fiscal tax year in which the Second Premises C Extended Term terminates shall be apportioned based upon the portion of such fiscal tax year which occurs during the Second Premises C Extended Term.

(d)           Adjustment of Tax Base.  Notwithstanding the foregoing, if a fiscal tax period during an Extended Term contains fewer than twelve (12) months, then the Tax Base for such fiscal period shall be reduced pro rata.

(4)           Landlord’s Contribution.

(a)           Amount of Contribution; Permitted Costs.  If Tenant timely and properly exercises its right to extend the term of the Building 1400 Lease in respect of the Premises C Extended Term Portion, then Landlord shall, in the manner hereinafter set forth, contribute: (i) up to $12.00 per square foot of rentable area of the Premises C Extended Term Portion towards the cost (“Permitted Costs”) of leasehold improvements which may be installed by Tenant in Premises A, Premises B or Premises C (“Tenant Work”).  Permitted Costs shall included, without limitation, the costs of: construction of leasehold improvements, materials, supplies, overhead, general conditions, computer wiring and cabling and architectural and engineering fees.  Tenant’s Work shall be subject to the prior written approval of Landlord, which shall not be unreasonably withheld, conditioned or delayed, and shall be performed in accordance with the Leases.

(b)           Requisition Procedures.   Provided that Tenant is not in default of its obligations under the Building 1400 Lease at the time that Tenant requests any requisition on account of Landlord’s Contribution, Landlord shall pay the cost of the work shown on each requisition (as hereinafter defined) submitted by Tenant to Landlord within thirty (30) days of submission thereof by Tenant to Landlord.  Notwithstanding the foregoing, if Landlord rejects a requisition on the basis that Tenant is in default of its obligations under the Building 1400 Lease, Tenant shall have the right to resubmit such requisition after Tenant has cured such default, so long as the Building 1400 Lease is then full force and effect and Tenant is not then otherwise in default of its obligations under the Building 1400 Lease.  For the purposes hereof, a “requisition” shall mean written documentation evidencing the Permitted Costs in reasonable detail.  Each requisition shall be accompanied by evidence reasonably satisfactory to Landlord that all work covered by previous requisitions has been fully paid by Tenant.  Landlord shall have the right, upon reasonable advance written notice to Tenant, to inspect Tenant’s books and records relating to each requisition in order to verify the amount thereof.  Tenant shall submit requisition(s) no more often than monthly.

(c)           Notwithstanding anything to the contrary herein contained:

(i)            Landlord shall have no obligation to advance funds on account of Landlord’s Contribution unless and until Landlord has received the requisition in question, together with certifications from Tenant’s architect, certifying that the work shown on the requisition has been performed in accordance with applicable law and in accordance with Tenant’s approved plans, if such work is the type for which architects typically provide certification and for which plans are typically drawn.

(ii)           Except with respect to work and/or materials previously paid for by Tenant, as evidenced by paid invoices provided to Landlord, Landlord shall have the right to have Landlord’s Contribution paid to both Tenant and Tenant’s contractor(s) and vendor(s) jointly, or directly to Tenant’s contractor if: (x) Landlord has reason to believe there are or may be outstanding claims by such contractor(s) or vendor(s), (y) Landlord has provided written notice thereof to Tenant and (z) within ten (10) business days of such written notice, Tenant has failed to provide Landlord with evidence that such amounts have been paid.

(iii)          Landlord shall have no obligation to pay Landlord’s Contribution in respect of any requisition submitted after December 31, 2005.

(iv)          Tenant shall not be entitled to any unused portion of Landlord’s Contribution.

(d)           Except for Landlord’s Contribution, Tenant shall bear all other costs of Tenant’s Work.  Landlord shall have no liability or responsibility for any claim, injury or damage alleged to have been caused by the particular materials, whether building standard or non-building standard, selected by Tenant in connection with Tenant’s Work.

(5)           Independent Options.  Tenant’s extension option under this Section 5.5 with respect to the Premises C Extended Term Portion is independent of Tenant’s extension option with respect to Premises A, as set forth in Section 2.2, and is independent of Tenant’s extension option with respect to Premises B, as set forth in Section 3.2.

(6)           Confirmatory Amendment to Leases.  Notwithstanding the fact that upon Tenant’s exercise of any of its options to extend the term of the Building 1400 Lease in respect of the Premises C Extended Term Portion, such extension shall be self-executing, as aforesaid, the parties shall promptly execute a lease amendment reflecting the exercise of such option, except that, with respect to the Second Premises C Extended Term, the Base Rent payable by Tenant may not be set forth in such amendment.  Promptly after such Base Rent is determined, the parties shall confirm such rent in writing.  The execution of such lease amendment shall not be deemed to waive any of the conditions to Tenant’s exercise of its rights under this Section 5, unless otherwise specifically provided in such lease amendment.

5.5                                 Tenant’s Right to Terminate Building 1400 Lease in respect of Premises C as of July 24, 2010

(a)           Early Termination Option.  If Tenant timely and properly exercises its right to extend the term of the Building 1400 Lease in respect of the Premises C Extended Portion for the First Premises C Extended Term, then Tenant shall have the right (“Premises C Termination Right”) to terminate the term of the Building 1400 Lease in respect of The Premises C Extended Term Portion as of July 24, 2010 (“Premises C Effective Termination Date”).

(b)           Exercise Procedures.  Tenant may exercise its Premises C Termination Right under this Section 5.5 by giving Landlord written notice (“Premises C Termination Notice”) on or before July 24, 2009 and by paying to Landlord the Premises C Termination Fee, as hereinafter defined, on or before April 25, 2010. If Tenant timely and properly exercises its Premises C Termination Right and pays to Landlord the Premises C Termination Fee, then the term of the Building 1400 Lease in respect of the Premises C Extended Term Portion shall automatically terminate as of the Premises C Effective Termination Date, and annual Base Rent and other charges in respect of the Premises C Extended Term Portion shall be apportioned as of said Premises C Effective Termination Date.  If Tenant fails timely to give the Premises C Termination Notice, then Tenant shall have no further right to terminate the Building 1400 Lease pursuant to this Section 5.5, time being of the essence of this Section 5.5.  It is the intention of Landlord and Tenant to avoid forfeiture of Tenant’s Premises C Termination Right based upon Tenant’s inadvertent failure to pay the Premises B Termination Fee on a timely basis.  Accordingly, if Tenant timely gives the Premises C Termination Notice, but Tenant does not timely pay the Premises C Termination Fee, then the time to pay the Premises C Termination Fee shall be deemed extended for an additional period commencing on the last day on which the Premises C Termination Fee may be timely given as set forth above and ending fifteen (15) days after the date Landlord gives Tenant written notice of Tenant’s failure to pay the Premises C Termination Fee. If Tenant fails to pay the Premises B Termination Fee within such fifteen (15) day period, then, at Landlord’s election, either: (i) Tenant’s exercise shall be valid, in which event Tenant’s failure to pay the Premises C Termination Payment shall be deemed to be a default by Tenant in its obligations under the Building 1400 Lease, or (ii) Tenant’s exercise shall be void and without further force or effect, in which event Tenant shall have no further right to terminate the Building 1400 Lease in respect of Premises C effective as of June 24, 2010.

(c)           Definition of Premises C Termination Fee.   For the purposes hereof, the “Premises C Termination Fee” shall be equal to $288,677.62.

5.6           Fair Market Rental Value

(1)           Definition.  “Fair Market Rental Value” shall be computed as of the date in question at the then current annual rental charge (i.e., the sum of Base Rent plus escalation and other charges), including provisions for subsequent increases and other adjustments for leases or agreements to lease then currently being negotiated, or executed in comparable space located in comparable first-class office buildings located in East Cambridge, Massachusetts.  In determining Fair Market Rental Value, the following factors, among others, shall be taken into account and given effect: size, location of premises, lease term, condition of building, and services provided by the Landlord.

(2)           Dispute as to Fair Market Rental Value.  Landlord shall in good faith initially designate Fair Market Rental Value in writing and Landlord shall furnish data in support of such designation.  If Tenant disagrees with Landlord’s designation of a Fair Market Rental Value, Tenant shall have the right, by written notice given within thirty (30) days after Tenant received written notice of Landlord’s designation, to submit such Fair Market Rental Value to arbitration.  Fair Market Rental Value shall be submitted to arbitration as follows:  Fair Market Rental Value shall be determined by impartial arbitrators, one to be chosen by the Landlord, one to be chosen by Tenant, and a third to be selected, if necessary, as below provided.  The unanimous written decision of the two first chosen, without selection and participation of a third arbitrator, or otherwise, the written decision of a majority of three arbitrators chosen and selected as aforesaid, shall be conclusive and binding upon Landlord and Tenant.  Landlord and Tenants hall each notify the other of its chosen arbitrator within ten (10) days following the call for arbitration and, unless such two arbitrators shall have reached a unanimous decision within thirty (30) days after their designation, they shall so notify the President of the Boston Bar Association (or such organization as may succeed to said Boston Bar Association) and request him to select an impartial third arbitrator, who shall be an office building owner or a real estate broker dealing with like types of properties, to determine Fair Market Rental Value as herein defined.  Such third arbitrator and the first two chosen shall, subject to commercial arbitration rules of the American Arbitration Association, hear the parties and their evidence and render their decision within thirty (30) days following the conclusion of such hearing and notify Landlord and Tenant thereof.  Landlord and Tenant shall bear the expense of the third arbitrator (if any) equally. The decision of the arbitrator shall be binding and conclusive, and judgment upon the award or decision of the arbitrator may be entered in Superior Court for Middlesex County; and the parties consent to the jurisdiction of such court and further agree that any process or notice of motion or other application to the Court or a Judge thereof may be served outside Massachusetts by mail, by recognized overnight delivery service, or by personal service, provided a reasonable time for appearance is allowed.  If the dispute between the parties as to a Fair Market Rental Value has not been resolved before the commencement of Tenant’s obligation to pay rent based upon such Fair Market Rental Value, then Tenant shall pay Base Rent and other charges under the Lease in respect of the premises in question based upon the Fair Market Rental Value designated by Landlord until either the agreement of the parties as to the Fair Market Rental Value, or the decision of the arbitrators, as the Base may be, at which time Tenant shall pay any underpayment of rent and other charges to Landlord, or Landlord shall refund any overpayment of rent and other charges to Tenant.

6.             SIGNAGE

6.1           Tenant’s Rights if Tenant fails to Extend the Term of the Building 1400 Lease in respect of the Premises C Extended Term Premises.   If Tenant fails to timely exercise its right to extend the term of the Building 1400 Lease in respect of the Premises C Extended Term Premises, pursuant to Section 5, then, commencing on July 25, 2005, Tenant shall have the right to attach two (2) signs (collectively, “Building 600 Signage”) to Building 700 (which is connected to Building 600) at such locations to be mutually agreed upon by both Tenant and Landlord, which agreement shall not be unreasonably withheld, conditioned or delayed.  The first sign shall be attached flush against the façade of Building 700.  The second sign shall be “blade-styled” that protrudes at a perpendicular angle from the façade of the Building 700.  Such Building 600 Signage shall be lit or backlit at Tenant’s discretion.  Tenant shall be responsible for all costs in connection with the Building 600 Signage, including, without limitation, the design, manufacture, installation, maintenance and removal of such Building 600 Signage.  In addition, Tenant shall be responsible for obtaining all necessary permits required by the City of Cambridge in connection with the installation of such Building 600 Signage.  Such Building 600 Signage is subject to the final review and approval of Landlord, which approval shall not be unreasonably withheld, conditioned or delayed. Without limiting the foregoing, Landlord hereby agrees to respond to Tenant’s request for approval within thirty (30) days from receiving a reasonably detailed description thereof from Tenant.

6.2           Tenant’s Rights if Tenant Extends the Term of the Building 1400 Lease in respect of the Premises C Extended Term Premises.  Alternatively, if Tenant exercises its right to extend the term of the Building 1400 Lease in respect of the Premises C Extended Term Premises, pursuant to Section 5, then Tenant shall have the right to install one (1) sign on the façade of Building 1400 facing Cardinal Medieros and one (1) sign on the façade of Building 1400 facing Binney Street (“Building 1400 Façade Signage”), both in a location to be designated by Tenant, subject to the prior approval of Landlord, which approval shall not be unreasonably withheld, conditioned or delayed.  Such Building 1400 Façade Signage shall be lit or backlit at Tenant’s discretion.  Tenant shall be responsible for all costs in connection with the Building 1400 Façade Signage, including, without limitation, the design, manufacture, installation, maintenance and removal of such Building 1400 Façade Signage.  In addition, Tenant shall be responsible for obtaining all necessary permits required by the City of Cambridge in connection with the installation of such Building 1400 Façade Signage.  Such Building 1400 Façade Signage is subject to the final review and approval of Landlord, which approval shall not be unreasonably withheld, conditioned or delayed.  Without limiting the foregoing, Landlord hereby agrees to respond to Tenant’s request for approval within twenty (20) days from receiving a reasonably detailed description thereof from Tenant.

7.             ROOFTOP GENERATOR

7.1           So long as either Lease is in force and effect, Tenant shall have the right to install, maintain and replace on the rooftop of Building 700 an 80 kilowatt supplemental generator (the “Generator”) and an above ground fuel tank (the “Tank”) to provide emergency additional electrical capacity to the Premises during the term of either of the Leases.  Tenant shall have the right to connect the Generator to Tenant’s premises located in Building 1400, provided that such work is performed in accordance with the provisions of the Leases.  The Generator and the Tank shall be placed at a mutually agreed upon location.  Notwithstanding the foregoing, Tenant’s right to install the Generator and the Tank shall be subject to Landlord’s approval, which shall not be unreasonably withheld, conditioned or delays, of the manner in which the Generator and the Tank is installed, the manner in which any fuel pipe is installed, the manner in which any ventilation and exhaust systems are installed, the manner in which any cables are run to and from the Generator to the Premises and the measures that will be taken to eliminate any vibrations or sound disturbances from the operation of the Generator, including, without limitation, any necessary 2 hour rated enclosures or sound installation.  Landlord shall have the right to require an acceptable enclosure to hide or disguise the existence of the Generator and the Tank and to minimize any adverse effect that the installation of the Generator and the Tank may have on the appearance of the Building and Complex.  Tenant shall be solely responsible for obtaining all necessary governmental and regulatory approvals and for the cost of installing, operating, maintaining and removing the Generator and the Tank.  Tenant shall not install or operate the Generator or the Tank until Tenant has obtained and submitted to Landlord copies of all required governmental permits, licenses and authorizations necessary for the installation and operation of the Generator and the Tank. In addition to, and without limiting Tenant’s obligations under the Lease, Tenant shall comply with all applicable environmental and fire prevention Laws pertaining to Tenant’s use of the Generator Area. Tenant shall also be responsible for the cost of all utilities consumed in the operation of the Generator and the Tank.  Landlord hereby approves of the Generator currently installed and maintained by Tenant on the roof of Building 700 in the location outlined on Exhibit B-2, Sheet 8, attached hereto and made a part hereof.

Landlord acknowledges and agrees that the existing Generator complies with the requirements of this Section 7.

7.2           Tenant shall be responsible for assuring that the installation, maintenance, operation and removal of the Generator and the Tank shall in no way damage any portion of the Building or Complex.  To the maximum extent permitted by applicable law, the Generator and the Tank and all appurtenances in the Generator Area shall be at the sole risk of Tenant, and Landlord shall have no liability to Tenant if the Generator, the Tank or any appurtenances installations are damaged for any reason, except, subject to Section 9A of both the Building 600 Lease and of the Building 1400 Lease, to the extent such liability has resulted from Landlord’s negligent act or omission.  Tenant agrees to be responsible for any damage caused to the Building or Complex in connection with the installation, maintenance, operation or removal of the Generator and, in accordance with the terms of the provisions of the Leases, to indemnify, defend and hold Landlord and Landlord Related Parties, as hereinafter defined, harmless from all liabilities, obligations, damages, penalties, claims, costs, charges and expenses, including, without limitation, reasonable architects’ and reasonable attorneys’ fees (if and to the extent permitted by applicable law), which may be imposed upon, incurred by, or asserted against Landlord or any of the Landlord Related Parties, as hereinafter defined, in connection with the installation, maintenance, operation or removal of the Generator and the Tank, including, without limitation, any environmental and hazardous materials claims, except, subject to Section 9A of both the Building 600 Lease and of the Building 1400 Lease, to the extent such liabilities, obligations, damages, penalties, claims, costs, charges and expenses have resulted from Landlord’s or Landlord Related Parties’ negligent act or omission.  In addition to, and without limiting Tenant’s obligations under the Lease, Tenant covenants and agrees that the installation and use of the Generator and the Tank and appurtenances shall not adversely affect the insurance coverage for the Building.  If for any reason, the installation or use of the Generator, the Tank and/or the appurtenances shall result in an increase in the amount of the premiums for such coverage, then Tenant shall be liable for the full amount of any such increase. Landlord Related Parties shall mean its trustees, principals, beneficiaries, partners, officers, directors, employees, mortgagee and agents.

7.3.          Tenant shall be responsible for the installation, operation, cleanliness, maintenance and removal of the Generator and the Tank and the appurtenances, all of which shall remain the personal property of Tenant, and shall be removed by Tenant at its own expense at the expiration or earlier termination of the Lease.  Tenant shall repair any damage caused by such removal, including the patching of any holes to match, as closely as possible, the color surrounding the area where the Generator, Tank and appurtenances were attached. Such maintenance and operation shall be performed in a manner to avoid any unreasonable interference with any other tenants or Landlord.  Tenant shall take the Generator Area “as is” in the condition in which the Generator Area is in as of the commencement date in respect of the Generator Area, without any obligation on the part of Landlord to prepare or construct the Generator Area for Tenant’s use or occupancy. Without limiting the foregoing, Landlord makes no warranties or representations to Tenant as to the suitability of the Generator Area for the installation and operation of the

Generator or the Tank.  Tenant shall have no right to make any changes, alterations, additions, decorations or other improvements to the Generator Area without Landlord’s prior written consent. Tenant agrees to maintain the Generator and the Tank, including without limitation, any enclosure installed around the Generator and the Tank in good condition and repair and Tenant shall operate the Generator and the Tank in a manner which does not interfere with the use or occupancy of the other tenants in the Building or the Complex.  Tenant shall be responsible for performing any maintenance and improvements to any enclosure surrounding the Generator and the Tank so as to keep such enclosure in good condition.

7.4           Tenant, upon prior notice to Landlord and subject to the rules and regulations enacted by Landlord, shall have access to the Generator and the Tank and its surrounding area for the purpose of installing, repairing, maintaining and removing said Generator and the Tank.

7.5           Tenant shall only test the Generator before or after normal business hours and at a time mutually agreed to in writing by Landlord and Tenant in advance. Tenant shall be permitted to use the Generator Area solely for the maintenance and operation of the Generator and the Tank, and the Generator, Tank and Generator Area are solely for the benefit of Tenant, its successors, assigns, subtenants and/or assignees. All electricity generated by the Generator may only be consumed by Tenant, its successors, assigns, subtenants and assignees in the Premises.

7.6           Landlord shall have no obligation to provide any services, including, without limitation, electric current, to the Generator Area.

7.7           Tenant shall have no right to sublet the Generator Area or to assign its interest hereunder, except to affiliates of Tenant or in connection with an assignment of either of the Leases.

7.8.          During the term of the Lease, Tenant shall have no obligation to pay annual Base Rent in respect of the Generator, the Tank or the Generator Area.

8.                                       BROKER

Landlord and Tenant each represent and warrant to the other that each has had no dealings with any brokers concerning this Amendment of Leases, except Trammell Crow Company and Lincoln Property Company and each party agrees to indemnify and hold the other harmless for any damages occasioned to the other by reason of a breach of this representation and warranty.

9.             LANDLORD’S DEFAULT

9.1           Cure Period.  Landlord shall not be deemed to be in default of its obligations under the Lease unless Tenant has given Landlord written notice of such default, and

Landlord has failed to cure said monetary default within five (5) days or said non-monetary default within thirty (30) days after Landlord receives such notice or such longer period of time as Landlord may reasonably require to cure said non-monetary default.

9.2           No Termination or Abatement Rights.  Except as otherwise expressly provided in the Lease as amended by this Amendment, in no event shall Tenant have the right to terminate the Lease nor shall Tenant’s obligation to pay annual Base Rent or other charges under the Lease abate based upon any default by Landlord of its obligations under the Lease.

10.           NO FURTHER EXPANSION RIGHTS

Tenant shall have no further right to lease additional premises in the Building or elsewhere in the Complex pursuant to the Lease.  Without limiting the foregoing, Section 24 of the Building 600 Lease and Section 24 of the Building 1400 Lease and the Letter Agreement dated July 9, 1997 shall be void and without further force or effect.

11.           NO FURTHER EXTENSION RIGHTS

Tenant shall have no further extension rights other than the extension rights set forth in this Amendment to Lease.  Without limiting the foregoing, Section 25 of the Building 600 Lease and Section 25 of the Building 1400 Lease shall be void and without further force or effect.

12.           CROSS DEFAULT

Any default by Tenant under the Building 600 Lease shall be deemed to be a default by Tenant under the Building 1400 Lease, and any default by Tenant under the Building 1400 Lease shall be deemed to be a default by Tenant under the Building 600 Lease.

13.           As herein amended, the Lease is ratified, approved and confirmed in all respects.

EXECUTED under seal as of the date first above written.

	LANDLORD: ONE KENDALL SQUARE ASSOCIATES, LLC, a Delaware limited liability company		TENANT: GENZYME CORPORATION

By:	One Kendall Square Mezzanine, LLC, its sole member

By:	One Kendall Square Investors, LLC its sole member

By:	Lincoln-One Kendall Square, LLC its administrative member

By:	/s/ W. Frank Cofer	By:	/s/ Michael S. Wyzga
	Name:W. Frank Cofer		(Name) Chief Financial Officer
	Title:Senior Vice President		Hereunto Duly Authorized

Date Signed:	12 - 17 - 2004	Date Signed:	12 - 16 - 04

EXHIBIT A-1, AMENDMENT OF LEASES

AMENDMENTS TO BUILDING 600 LEASE

Letter Agreement dated December 20, 1988
Lease Modification dated January 6, 1989
Letter Agreement dated January 31, 1989
Lease Modification dated February 10, 1989
Addendum to Building 700 Lease dated August 2, 1990
First Amendment to Lease dated December 12, 1995(1)
Second Amendment to Lease dated August 24, 1995(2)
Third Amendment to Lease dated March 8, 1996 (Letter attaching Third amendment refers to Third Amendment dated January 1, 1989)
Letter Agreement dated July 9, 1997

(1) The First Amendment to Lease is incorrectly dated as December 12, 1995; the letter attaching the First Amendment to Lease is dated March 9, 1996, which is the correct date of the First Amendment to Lease.

(2) The Second Amendment to Lease is incorrectly dated as January 1, 1989; the letter attaching the Second Amendment to Lease is dated August 24, 1995, which is the correct date of the Second  Amendment to Lease.

EXHIBIT A-2, AMENDMENT OF LEASES

AMENDMENTS TO BUILDING 1400 LEASE

Letter Agreement dated December 20, 1988
Letter Agreement dated December 20, 1988
Letter Agreement dated January 19, 1989
Letter Agreement dated January 31, 1989
Addendum to Building 1400 Lease dated August 2, 1990
Addendum to Building 1400 Lease dated September 20, 1991
Third Addendum to Building 1400 Lease dated April 6, 1993
Fourth Addendum to Building 1400 Lease dated August 24, 1995
Letter Agreement dated July 9, 1997

EXHIBIT B-1, AMENDMENT OF LEASES, SHEET 1

BUILDING 600 PREMISES (Basement Level)

EXHIBIT B-1, AMENDMENT OF LEASES, SHEET 2

BUILDING 600 PREMISES (Fourth Floor)

EXHIBIT B-1, AMENDMENT OF LEASES, SHEET 3

BUILDING 600 PREMISES (Fifth Floor)

EXHIBIT B-2, AMENDMENT OF LEASES, SHEET 1

BUILDING 1400 PREMISES (Loading Dock)

EXHIBIT B-2, AMENDMENT OF LEASES, SHEET 2

BUILDING 1400 PREMISES (Lower Level)

EXHIBIT B-2, AMENDMENT OF LEASES, SHEET 3

BUILDING 1400 PREMISES (First Floor)

EXHIBIT B-2, AMENDMENT OF LEASES, SHEET 4

BUILDING 1400 PREMISES (Second Floor)

EXHIBIT B-2, AMENDMENT OF LEASES, SHEET 5

BUILDING 1400 PREMISES (Third Floor)

EXHIBIT B-2, AMENDMENT OF LEASES, SHEET 6

BUILDING 1400 PREMISES (Fourth Floor)

EXHIBIT B-2, AMENDMENT OF LEASES, SHEET 7

BUILDING 1400 PREMISES (Fifth Floor - Suite 501)

EXHIBIT C, AMENDMENT OF LEASES

INTENTIONALLY OMITTED

EXHIBIT D, AMENDMENT OF LEASES

INTENTIONALLY OMITTED

EXHIBIT E, AMENDMENT OF LEASES

COMPLEX